CSFB 04-4 Group 3

WE OWN AND OFFER

150 mm (approx.) 30YR JUMBO A

All characteristics below are preliminary:

Settlement Date: 07/30/04

Total Deal Size (all loan groups): Approx. $450mm (*other groups exist, but not crossed with this group)

Servicers:

WMMSC – 49%

Abn Amro Mortgage Corporation – 19%

Countrywide Home Loans – 19%

Wells Fargo – 4%

Wamu – 2%

Bank One – 1%

Cenlar Servicer – 1%

Greenpoint Mortgage Corp – 0.4%

Master Servicer:  Wells Fargo

Trustee:  Wells Fargo

Call Feature:  5%

Compensating Interest Feature:

•

WMMSC (up to 4bps per annum, 15th – 15th prepay period)

•

ABN Amro – (up to servicing fee, calander month prepay period)

•

Countrywide Home Loans

•

Wells Fargo (up to 25bps per annum, 15th – 15th prepay period)

•

Wamu

•

Bank One (up to servicing fee, calander month prepay period)

•

Cenlar Servicer (up to servicing fee, calander month prepay period)

•

Greenpoint Mortgage Corp

Total # of Loan Groups: 2 *other groups exist, but not crossed with this group

Collateral Type and Size of Each Loan Group:

•

30yr Jumbo A (approx. 300mm)

•

30yr Jumbo A (approx. 150mm)

Are subordinate bonds of this group cross-collateralized across multiple loan groups: Yes

30yr Jumbo A Group has 50% CA Max.

All numbers below are approximate, and based on preliminary data

Gross WAC: 5.80

WAC Range = 5.250 – 6.750

Pass Through Rate = 5.50

WAM = 358

Weighted Average Loan Balance: Approx 499k

Maximum Loan Size: 1.2 mm

# of loans > $1,000,000:  2

Weighted Average LTV:  68

% LTV > 80%:  2.14%

% LTV > 80% without PMI:  0.00%

Weighted Average FICO:  742

% FICO < 650 (including zero and no ficos):  0%

% FICO < 600 (including zero and no ficos):  0%

% Owner Occupied:  95%

% Purchase:  24%

% Cash Out Refinance: 33%

% Rate/Term Refinance:  43%

% Full Documentation:  68%

% Single Family and PUD:  93%

Top 3 States and % of each:  CA – Max 50%, MA – 8%, VA – 6%.

Stip to No Indymac Origination:  None.

Stip to No MH Loans: None

Stip to No Section 32 Loans: None

Expected Credit Enhancement % to AAAs: 3.00%

Top 5 Originators:

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ABN Amro – 19%

-

Countrywide  – 19%

-

Wachovia - 11%

-

HSBC – 8%

-

American Home Mortgage – 5%

% Prepay Penalty Loans: 3%

% Interest Only Loans: 0%

% Balloon Loans: 0%